Exhibit 99

Gray

Television, Inc.

NEWS RELEASE

Gray Announces the Retirement of Robert A. Beizer, Vice President for Law and Development

and the hiring of Kevin P. Latek as Vice President Law and Development

Atlanta, Georgia – January 11, 2012… Gray Television, Inc. (the “Company”) (NYSE: GTN and GTN.A) announced today that Robert A. Beizer, the Company’s Vice President for Law and Development and Secretary, will retire effective February 29, 2012. Kevin P. Latek, a partner in the Washington, DC office of Dow Lohnes PLLC who has significant experience representing broadcasting companies, will join the Company as Vice President Law and Development and succeed Mr. Beizer effective March 1, 2012.

Gray Television, Inc.

Gray Television, Inc. is a television broadcast company headquartered in Atlanta, GA. Gray currently operates 36 television stations serving 30 markets. We broadcast a primary channel from each of our stations and also operate at least one digital second channel from the majority of our stations. Each of our primary channels are affiliated with either CBS (17 channels), NBC (10 channels), ABC (8 channels) or FOX (1 channel). In addition, we currently operate 40 digital second channels that are affiliated with either ABC (1 channel), FOX (4 channels), CW (8 channels), MyNetworkTV (18 channels), Untamed Sports (1 channel) and The Country Network (1 channel) or are operated as local news/weather channels (7 channels).

For information contact:	Web site: www.gray.tv
Bob Prather	Jim Ryan
President and Chief Operating Officer	Senior V. P. and Chief Financial Officer
(404) 266-8333	(404) 504-9828

4370 Peachtree Road, NE * Atlanta, GA 30319

(404) 504-9828 * Fax (404) 261-9607